Exhibit 99.1

Contact:

William J. Dawson	Jason I. Spark
Vice President, Finance & CFO	Porter Novelli Life Sciences
Cerus Corporation	(619) 849-6005
(925) 288-6053

Cerus Corporation Announces Third Quarter Financial Results

Product sales of $3.1 million, loss of $8.8 million or $0.27 per share

CONCORD, Calif.—(BUSINESS WIRE)—October 30, 2008— Cerus Corporation (NASDAQ:CERS) today announced financial results for the third quarter ended September 30, 2008. Product sales in the third quarter were $3.1 million, up from $2.8 million in the third quarter of 2007. Growth in the third quarter came through sales to distributors, primarily in Spain. Product sales in the third quarter of 2008 were down from $4.0 million in the second quarter primarily due to the effects of seasonal slowing in Europe. Through the first three quarters of 2008, product sales were $12.0 million, compared to $5.6 million in the first three quarters of 2007.

Total revenue for the third quarter of 2008 was $3.9 million, up from $3.2 million for the third quarter of 2007. In addition to product sales, the Company recognized $0.8 million of government grant revenue in the third quarter of 2008, compared to $0.4 million of grant revenue in the third quarter of 2007. Through the first three quarters of 2008, total revenue was $12.9 million, compared to $8.6 million in the first three quarters of 2007.

Total operating expenses for the third quarter of 2008 were $9.6 million, approximately equivalent to total operating expenses for the same period in 2007. Margins on product sales, net of royalties, to Fenwal were 38% in the third quarter of 2008, down slightly from 39% for the third quarter of 2007 when the Company’s sales mix included a higher percentage of illuminator sales, a higher margin product, relative to lower margin disposable kit sales. Margins on product sales for the first three quarters of 2008 were 44%, up from 37% for the comparable period in 2007 due to both higher disposable kit volume and proportionately more illuminators sold in 2008 than in 2007. Total operating expenses for the first three quarters of 2008 were $29.5 million, down 21% from $37.4 million in the first three quarters of 2007. Included in the total operating expenses for the first three quarters of 2007 was the recognition of $9.45 million non-cash impairment charge relating to our equity investment in BioOne.

Net loss for the third quarter of 2008 was $8.8 million, or $0.27 per share, compared to a net loss from continuing operations of $6.8 million, or $0.21 per share, for the third quarter of 2007. Net loss from continuing operations in 2007 excluded $2.4 million (or $0.08 per share) in losses associated with the Company’s former immunotherapy business which was reported as a discontinued operation in 2007. Net loss from continuing operations for the first nine months of 2008 was $23.2 million, or $0.72 per share, down from $28.9 million, or $0.91 cents per share, for the comparable period of 2007.

At September 30, 2008, the Company had cash, cash equivalents and short-term investments of $29.5 million, reflecting a $27.4 million reduction since the beginning of the year. Cash usage in the first three quarters included $5.5 million in cash used for working capital. The Company believes its cash balance, together with its borrowing capacity, will be adequate to fund its operations through at least the second quarter of 2009. In June 2008, the Company put in place a $10 million revolving credit facility with Wells Fargo Bank. The terms of the credit facility allow Cerus to draw down funds as needed for working capital and general corporate purposes, subject to specified conditions. The Company has not drawn down funds from the facility to date.

“We are not satisfied with the product sales achieved in the third quarter, which were impacted principally by the lack of progress in France,” said Claes Glassell, president and CEO of Cerus. “We are reducing our operating expenses and expect our sales to grow and margins to expand into next year. By reducing our expenses and increasing our sales, we expect to extend our runway with our existing resources.”

RECENT HIGHLIGHTS

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The Company signed an agreement with the Frankfurt region of the German Red Cross to collaborate on the development of its red blood cell system. The Company expects to initiate a Phase I clinical trial of the modified red blood cell system shortly;

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The AK Blut, a committee within the German Health Ministry, recommended that only pathogen inactivated platelets, such as those treated with the INTERCEPT platelet system, be exempt from a recommendation to reduce allowable platelet storage life from five days to four days.

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The Company received an expanded label claim allowing the use of its INTERCEPT Blood System to treat previously frozen plasma. Under the expanded claim, blood banks in countries that recognize the CE mark may now use INTERCEPT pathogen inactivation to treat either previously frozen or freshly collected plasma.

QUARTERLY CONFERENCE CALL

Cerus has scheduled its quarterly conference call for 4:30 p.m. Eastern time today. To access the webcast, log on to the Investor Relations page of the Cerus Web site at www.cerus.com. Alternatively, you may access the live conference call by dialing 877-407-0782 (U.S.) or 201-689-8567 (International). A telephone and webcast replay will be available approximately two hours after the call through November 6, 2008. The replay can be accessed by dialing 877-660-6853 (U.S.) or 201-612-7415 (International), and entering account number 286 and conference ID number 285642.

ABOUT CERUS

Cerus Corporation is a biomedical products company focused on commercializing the INTERCEPT Blood System to enhance blood safety. The INTERCEPT Blood System is designed to inactivate blood-borne pathogens in donated blood components intended for transfusion. Cerus currently markets the INTERCEPT Blood System for both platelets and plasma in Europe, Russia, the Middle East and selected countries in other regions around the world. The Company is also pursuing regulatory approvals in the United States and other countries. The INTERCEPT red blood cell system is currently in clinical development.

INTERCEPT and the INTERCEPT Blood System are trademarks of Cerus Corporation.

Forward Looking Statements

Except for the historical statements contained herein, this press release contains forward-looking statements concerning the Company’s prospects and results, including the Company’s expectations regarding the adequacy of its cash balance to fund future operations and ability to obtain additional capital, efforts to contain costs and grow revenue and its plans to pursue further clinical development of the INTERCEPT red blood cell system. Because the Company’s forward-looking statements are subject to risks and uncertainties, there are important factors that could cause actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, risks and uncertainties associated with Cerus’ need for additional capital, the sufficiency of existing cash resources, the timing and success of clinical trials, the timing and success of commercialization efforts, our research, development and commercialization expenses, market acceptance of its products and the other risks and uncertainties disclosed from time to time in reports filed by the Company with the SEC, including most recently the Company’s Form 10-Q for the fiscal quarter ended June 30, 2008 filed with the SEC on July 31, 2008 and the Company’s Form 10-Q for the fiscal quarter ended September 30, 2008 to be filed with the SEC on or about October 30, 2008. The Company disclaims any obligation or undertaking to update or revise any forward-looking statements contained in this press release.

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CERUS CORPORATION

CONDENSED CONSOLIDATED UNAUDITED

STATEMENTS OF OPERATIONS

(In thousands except per share information)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Revenue
Product revenue	$3,095	$2,762	$11,977	$5,620
Government grant and cooperative agreements	787	414	904	3,029

Total Revenue	3,882	3,176	12,881	8,649

Cost of product revenue	1,913	1,673	6,704	3,564

Gross profit	1,969	1,503	6,177	5,085
Operating expenses
Research and development	2,483	4,006	7,937	10,831
Selling, general and administrative	7,067	5,631	21,607	17,104
Impairment of long-term investment in related party	—	—	—	9,450

Total operating expenses	9,550	9,637	29,544	37,385

Loss from operations	(7,581)	(8,134)	(23,367)	(32,300)
Interest and other income (expense), net	(1,237)	1,334	164	3,418

Loss from continuing operations	$(8,818)	$(6,800)	$(23,203)	$(28,882)

Discontinued operations:
Loss from discontinued operations	—	(2,351)	—	(4,992)

Net loss	$(8,818)	$(9,151)	$(23,203)	$(33,874)

Net loss per share:
Loss from continuing operations per common share – basic and diluted	$(0.27)	$(0.21)	$(0.72)	$(0.91)
Loss from discontinued operations per common share – basic and diluted	$—	$(0.08)	$—	$(0.15)
Net loss per share – basic and diluted	$(0.27)	$(0.29)	$(0.72)	$(1.06)
Weighted average common shares outstanding used for basic and diluted loss per share
Basic	32,530	31,850	32,400	31,810
Diluted	32,530	31,850	32,400	31,810

CERUS CORPORATION

CONDENSED CONSOLIDATED UNAUDITED

BALANCE SHEETS

(In thousands)

	September 30, 2008	December 31, 2007
Cash, cash equivalents, and short-term investments	$29,491	$56,850
Accounts receivable and other current assets	8,202	9,990
Inventories	10,308	7,062
Property and equipment, net	1,561	1,322
Other assets	2,836	2,985

Total Assets	$52,398	$78,209

Accounts payable and accrued liabilities	$12,476	$16,786
Deferred revenue	85	1,504
Other current liabilities	9	30
Other long-term liabilities	224	2

Total liabilities	12,794	18,322

Stockholders’ equity	39,604	59,887

Total liabilities and stockholders’ equity	$52,398	$78,209